                                                                     Exhibit 3.1

[Graphic  DEAN HELLER
 omitted] Secretary of State
          204 North Carson Street, Suite 1
          Carson City, Nevada 89701-4299
          (775) 684 5708 Website: secretaryofstate.biz

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          CERTIFICATE OF AMENDMENT
     (PURSUANT TO NRS 78.385 and 78.390)
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Important: Read attached instructions before completing form.
ABOVE SPACE IS FOR OFFICE USE ONLY

              CERTIFICATE OF AMENDMENT TO ARTICLES OF INCORPORATION
                         FOR NEVADA PROFIT CORPORATIONS
          (PURSUANT TO NRS 78.385 AND 78.390 - AFTER ISSUANCE OF STOCK)

1. Name of corporation: CREATIVE SOLUTIONS WITH ART, INC.
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2. The  articles  have been  amended as follows  (provide  article  numbers,  if available):

ARTICLE I. THE NAME OF THE CORPORATION IS: GLOBALOPTIONS GROUP, INC.
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3.  The  vote by  which  the  stockholders  holding  shares  in the  corporation entitling  them to  exercise at least a majority  of the voting  power,  or such greater  proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation have voted in favor of the amendment is: A MAJORITY
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4. Effective date of filing (optional):
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                                       (must not be later then 90 days after the
                                        certificate is filed)

5. Officer Signature (required): /s/ Carla L. Santia
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*If any proposed  amendment would alter or change any preference or any relative or other  right  given to any class or series of  outstanding  shares,  then the amendment  must be approved by the vote,  in  addition to the  affirmative  vote otherwise  required,  of the  holders of shares  representing  a majority of the voting power of each class or series  affected by the  amendment  regardless  of limitations or restrictions on the voting power thereof.

IMPORTANT: Failure to include any of the above information and submit the proper fees may cause this filing to be rejected.

SUBMIT IN DUPLICATE

This form must be accompanied by appropriate fees. See attached fee schedule.